YOUR VOTE IS IMPORTANT!
Dear Shareholder:

Some of the proposals scheduled for vote at the March 19, 1997 shareholder meetings could not be acted upon because QUORUM WAS NOT OBTAINED. To allow for further solicitation of these votes, the meetings were adjourned to Monday, March 24 at the following times:

2:15 P.M.: Fidelity California Municipal Trust II: Fidelity California Municipal Money Market Fund
2:30 P.M.: Fidelity New York Municipal Trust II: Fidelity New York Municipal Money Market Fund and
Spartan New York Municipal Money Market Fund
2:45 P.M.: Institutional Trust: U.S. Equity Index Portfolio

Your vote is CRUCIAL!

To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery.
The attached Federal Express envelope has been provided to speed the return of your signed proxy. To use this return envelope, simply call Federal Express at 1-800-238-5355. Federal Express will pick up the envelope at your location.
THERE IS NO CHARGE FOR EITHER THE PHONE CALL OR THE PICK-UP.
If it is more convenient for you, you MAY FAX YOUR VOTED PROXY to our tabulator at (617) 871-2569. Please be sure to fax both the FRONT AND BACK of your card.

If you would like to VOTE BY PHONE, please call (800) 347-4750.
Your vote is important. Please accept our thanks in advance for your cooperation and prompt attention to this matter.